UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2007
PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed in the Current Report on Form 8-K filed on July 2, 2007 by PAREXEL International Corporation, a Massachusetts corporation (“PAREXEL”), on June 29, 2007, PAREXEL (Taiwan), Inc., a corporation organized under the laws of the Republic of China (the “Company”) and a wholly owned indirect subsidiary of PAREXEL, initiated an offer (the “Tender Offer”) to purchase all of the issued and outstanding shares of common stock of Apex International Clinical Research Co., Ltd. (“Apex”).
     On September 7, 2007, the Tender Offer closed and PAREXEL acquired 20,309,976 shares of common stock of Apex, representing approximately 93.88% of Apex’s total issued and outstanding shares. Pursuant to the terms of the Tender Offer, the Company paid NT$82.94 for each Apex share of common stock tendered pursuant to the Tender Offer for a total purchase price of NT$1,684,509,410.
     PAREXEL intends to announce in the coming weeks a conference call to discuss the acquisition of Apex in greater detail.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007	PAREXEL International Corporation
	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and CFO